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                                                        Exhibit 99.B(h)(4)(B)(i)

                                     FORM OF
                                   SCHEDULE A

                               WITH RESPECT TO THE

                            INDEMNIFICATION AGREEMENT

                        ING Investors Trust
                        ING Equity Trust
                        ING Funds Trust
                        ING Investments Funds, Inc.
                        ING Mayflower Trust
                        ING Mutual Funds
                        ING Prime Rate Trust
                        ING Senior Income Fund
                        ING Variable Insurance Trust
                        ING Variable Products Trust
                        ING VP Emerging Markets Fund, Inc.
                        ING VP Natural Resources Trust
                        USLICO Series Fund

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